                                                                   Exhibit 10.34

                                FARM-IN AGREEMENT

                                     BETWEEN

                       (1) NINOTSMINDA OIL COMPANY LIMITED

                                       AND

                (2) GEORGIAN BRITISH OIL SERVICES COMPANY LIMITED


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            COVERING: THE M11 WELL ON THE MANAVI CRETACEOUS PROSPECT
                        WITHIN THE NINOTSMINDA PSC AREA
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                     Farm-In Agreement between NOC and GBOSC


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AGREEMENT DATED 7TH SEPTEMBER 2003

between

(1) NINOTSMINDA OIL COMPANY LIMITED ("NOC") a company organised and existing under the laws of Cyprus, (Ninotsminda Oil Company Limited, and its successors and assignees, if any, will be referred to as the "NOC")

and

(2) GEORGIAN BRITISH OIL SERVICES COMPANY LIMITED, a company organised and existing under the laws of Georgian (Georgian British Oil Services Company Limited, and its successors and assignees, if any, will be referred to as the "GBOSC")

NOC and GBOSC together being referred to as the "Parties" and "Party" shall be a reference to either of them.

WHEREAS

(A) NOC is party to a Production Sharing Contract dated 15 February 1996 (the "PSC") with The State Department Saknavtobi ("Georgian Oil") (both in its capacity as representative of the Georgian State and as the State owned oil department organised and existing as a legal entity under the laws of Georgia). A copy of the PSC is annexed hereto as Appendix 1;

(B) NOC is the sole Contractor (as defined in the PSC) under the PSC and as at today's date is entitled to 100% of the Contractor's rights thereunder;

(C) NOC commenced exploration well M11 on the Manavi Cretaceous prospect within the Ninotsminda PSC area (the "Well") in 2001. The Well was subsequently suspended and the GBOSC intends to enter into this Agreement in order to participate in the completion of the Well;

NOW THEREFORE, in consideration of the promises and the mutual covenants and conditions herein contained, it is hereby agreed as follows:

1      DEFINITIONS

       Words and terms used in this Agreement shall unless otherwise expressly specified in this Agreement have the meanings attributed to them in the
       PSC:

       "Contractor" has the meaning attributed thereto in the PSC;

       "Petroleum" means Cost Recovery Crude Oil or Cost Recovery Natural Gas and Profit Oil or Profit Natural Gas (as defined in the PSC);

       "PSC" is defined in Recital A to this Agreement and a copy of which is annexed hereto as Appendix 1;



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2      SCOPE OF CONTRACT

2.1 The purpose of the work is the penetration and evaluation of the Middle Eocene and Cretaceous formations with the planned total depth of the Well being 5,100 (five thousand one hundred) metres (the "Work").

2.2 The Work is estimated to cost US$663,000 (six hundred and sixty three thousand US dollars) and will be funded US$213,000 (two hundred and thirteen thousand US dollars) by NOC and US$450,000 (four hundred and fifty thousand US dollars) by GBOSC through the provision of the specific work items defined in the work programme and budget attached as Appendix 2.

2.3 On completion of the Work for US$663,000 (six hundred and sixty three thousand US dollars) or any lesser amount the Parties will share the Contractor's share (as determined pursuant to the PSC) of Petroleum produced from the Well on a 50:50 basis. GBOSC will not be a party to the PSC nor is it entitled to participate in any other Petroleum produced from any other well other than the Well.

2.4 If the operator is unable to continue drilling operations for technical reasons and NOC decides that operations should be terminated and the Work has not been completed there will be no obligation on either Party to complete the Work.

2.5 The Parties shall not be obliged to spend more than their respective shares of the US$663,000 (six hundred and sixty three thousand US dollars) in total in implementing the Work, however in case the actual depth is deeper than assumed or further work is considered necessary and results in more than US$663,000 (six hundred and sixty three thousand US dollars) being required for drilling and evaluating the Parties shall meet within one (1) month and make a joint written decision on further technical activities (if any). Such written decision shall form an Annex to this Agreement and shall provide the basis for work costing over US$663,000 (six hundred and sixty three thousand US dollars) to be performed and each of the Parties shall pay fifty per centum (50%) of any agreed excess costs.


       In case of failure to reach a joint decision on further technical activities, each Party shall have the right within a further period of one (1) month to independently fund at its sole risk further technical operations in order to achieve the Work objective subject to the terms of the PSC. Once the Work objective has been satisfied any further technical activities in the Well including side track operations will be funded either jointly by the Parties or on a sole risk basis by either Party subject to the provisions of this Agreement and the PSC.


       Following a sole risk operation, the Parties' entitlement to Petroleum produced from the Well shall be determined as follows:

            - Divide the additional sole risk costs by the total jointly funded costs of the Work

            - Calculate the percentage sole risked as a percentage of the total costs of the Work ('X%')

            - Increase the interest of the party which funded the sole risk by X% and reduce the other non-sole risk funding party's share by X%.

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                     Farm-In Agreement between NOC and GBOSC


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       For example:


       EXAMPLE 1 FUNDING PARTY FUNDS A $1,000,000 SIDETRACK

            Amount jointly funded                                  $663,000
            Sole risk funding                                    $1,000,000
            Total cost                                           $1,663,000
            Percentage sole risk                                      60.1%
            Funding party Petroleum share                             80.1%
            Non funding Petroleum share                               19.9%



       EXAMPLE 2 FURTHER $200,000 JOINTLY FUNDED THEN FUNDING PARTY SOLE RISKS $500,000

            Amount jointly funded                                  $863,000
            Sole risk funding                                      $500,000
            Total cost                                           $1,363,000
            Percentage sole risk                                      36.7%
            Funding party Petroleum share                             68.3%
            Non funding Petroleum share                               31.7%


2.6 NOC shall be responsible for the implementation of the Work in accordance with the provisions of the PSC.

3      CONTRACT TERM

3.1 The term of the Agreement shall be deemed to begin on the date hereof and shall continue in accordance with its terms until the termination of the PSC or if sooner until the Contractor has no entitlement to Petroleum under the PSC.

4      OPERATOR RESPONSIBILITY

4.1 The parties agree that GBOC Ninotsminda shall act as the Operator for the implementation of the Work.

4.2 GBOSC will provide the Operator with certain services on the basis of properly executed service agreements in order meet its obligations as set out in Clause 2.2 and Appendix 2 herein.

4.3 NOC shall provide GBOSC with copies of all relevant data and reports pertaining to the Work which it receives from the Operator.


5      ALLOCATION OF PRODUCTION


5.1 The proceeds of sale actually realised by NOC from the sale of the Contractor's Share of the Petroleum produced from the Well shall be allocated between NOC and GBOSC in accordance with the provisions of Clause 2 herein, over each Calendar Year:

       For the avoidance of doubt (i) GBOSC shall have no claim over or any interest in the proceeds of sale of any Petroleum produced from the Manavi Cretaceous or Middle Eocene prospects other than from the Well
       (ii) GBOSC's entitlement hereunder is to share in the proceeds of sale by NOC of the Contractor's Share of Petroleum produced through the Well comprised within Profit Petroleum and Cost Recovery Petroleum.


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5.2    In accordance with the PSC NOC shall be responsible for the sale of the
       Contractor's Share of Petroleum comprised in Cost Recovery Petroleum and Profit Petroleum and shall account to and distribute to GBOSC its deemed share of the proceeds under this Agreement less a pro rata share of the costs and expenses incurred by NOC in the sale of the Petroleum.

5.3 The Parties acknowledge the fact that on the 19th July 2000 AES Gardabani LLC ("AES") and NOC entered into a participation agreement in relation to the exploration and development of certain oil and gas prospects in the Sub Middle Eocene stratigraphic sequence ("SME") within the PSC area. Having invested the total of US$7,439,000 (seven million four hundred and thirty nine thousand US dollars) in drilling exploration wells including M11 prior to the agreement being terminated in 2002, AES has an opportunity to recover those costs by way of a rebate of 15% being paid to one of AES' associated companies, AES Georgia Gas Partner Ltd from future SME gas sales where the gas was produced commercially from the SME. The Parties agree that the rebate of 15% from future sales of gas produced from SME (if any) will be paid to AES prior to the distribution of gas sale proceeds between the Parties in accordance with the provisions of this Agreement.


6      FORCE MAJEURE

6.1 For the purposes of this Agreement, "Force Majeure" shall mean a circumstance which is irresistible or beyond the reasonable control of the Party affected, any act of Georgia or any governmental or administrative body therein, or any other hindrance of the affected Party's performance not due to its fault or negligence.

6.2 If as a result of Force Majeure, either Party is rendered unable, wholly or in part, to carry out its obligations under this Agreement, other than the obligation to pay any amounts due, then the obligations of that Party, so far as and to the extent that the obligations are affected by such Force Majeure, shall be suspended during the continuance of any inability so caused, but for no longer period.

7      ASSIGNMENTS AND TRANSFERS

7.1 Neither party may assign its rights or obligations hereunder without the prior written consent of the other, not to be unreasonably withheld or delayed.


8      GOVERNING LAW

8.1 This Agreement shall be governed by and construed in accordance with the law of England.

8.2 The parties hereto submit to the non-exclusive jurisdiction of the English courts as regards any claim, dispute or matter arising out of or relating to this Agreement and its implementation or effect.

9      DISPUTE RESOLUTION

9.1 If any dispute or difference arises between the Parties in connection with this Agreement then either Party may at any time give notice to the other Party of its intention to refer such dispute or difference to international arbitration in Stockholm, Sweden.

10     NOTICES AND CONFIDENTIALITY

10.1 Except as otherwise specifically provided, all notices authorised or required between the Parties by any of the provisions of this Agreement, shall be in writing in English and delivered in person or by registered mail or by courier service or by any electronic means of

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       transmitting written communications which provides confirmation of complete transmission, and addressed to such Parties as designated below. The addresses for service of notices on each of the parties is as follows:-


NOC:

Ninotsminda Oil Company
22 Stasicratous
Olga Court
1st Floor
Nicosia
Cyprus P O Box 20048
(Attention: Company Secretary)

with a copy to

P O Box 291
St Peter Port
Guernsey  GY1  1BQ
(Attention: President)

Telephone         +44 1481 729980
Facsimile         +44 1481 729982




GBOSC:

Georgian British Oil Services Company
70 Kostava Street
Tbilisi

Georgia 380015

Telephone         +95 329 33793
Facsimile         +95 329 32892



11     TERMINATION AND BREACH

11.1   This Agreement shall terminate on termination of the PSC.

11.2 Neither Party may terminate this Agreement unilaterally save that in the event GBOSC fails to perform its funding obligations hereunder within six months NOC may give not less than one month notice of termination.

11.3   Termination shall be without prejudice to the prior rights of either
       Party.

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                     Farm-In Agreement between NOC and GBOSC




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IN WITNESS WHEREOF this Agreement has been duly executed on behalf of each of the parties on the day and year first before written


SIGNED by                                         SIGNED by
on behalf of NINOTSMINDA OIL COMPANY LIMITED      on behalf of GEORGIAN BRITISH OIL SERVICES COMPANY LIMITED




............................................        ...............................................

Name  /s/ Dr David Robson .................        Name  /s/Mr Shalva Bakhthdze...................

Position President.........................        Position General Direcor.......................


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                                   Appendix 1

                                     The PSC



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                                   Appendix 2

                            Work Programme and Budget



                                    Well M11

DRILLING AND EVALUATION OF WELL TO 5,100 METRES
No testing included


ESTIMATED COSTS IN US$                                                     BUDGET
                                                                           ----------------------------------
                                                                                 PROVIDED BY
---------------------------------------------------------------------------------------------------
                             ACTIVITY                                CODE       NOC        GBOSC     TOTAL
-------------------------------------------------------------------------------------------------------------
Location-Site Preparation, roads, pits                              125-01     10,000          --      10,000
Rig Transportation - Erection, Removal, other Transport             125-02     50,000          --      50,000
Rig Day Rate                                                        125-03     60,000          --      60,000
Drilling Tools - Bits, Reamers, Tools                               125-04         --     130,000     130,000
Fuel, Power, Water                                                  125-05     45,000          --      45,000
Mud & Additives                                                     125-06         --     140,000     140,000
Evaluation-Logs                                                     125-09         --      60,000      60,000
Other Drilling Supplies                                             125-10     20,000          --      20,000
Cementing                                                           125-12         --      10,000      10,000
Environmental & Safety                                              125-14     20,000          --      20,000
Labour                                                              125-15         --      90,000      90,000
Base Facilities - Communication, Catering                           125-16         --      16,000      16,000
Transportation                                                      125-17      8,000       4,000      12,000
-------------------------------------------------------------------------------------------------------------
                                                                              213,000     450,000     663,000
                                                                           ----------------------------------

Actual Cash requirement from NOC                                              83,000



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